                                  EXHIBIT 23.2


We consent to the reference to our Firm under the caption "Experts" and to the use of our reports dated March 11, 1998, in the Registration Statement on Form S-4 (No. 333-50475) and related Prospectus of KMC Telecom Holdings, Inc. for the registration of 12 1/2% Senior Discount Notes due 2008.


                                          /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
June 10, 1998